Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

AND INDEPENDENT AUDITORS' REPORT

First Bancorp of Durango, Inc. and Subsidiaries

December 31, 2017 and 2016

INDEPENDENT AUDITORS' REPORT

Board of Directors

First Bancorp of Durango, Inc.

Inverness, Illinois

We have audited the accompanying consolidated financial statements of First Bancorp of Durango, Inc. and Subsidiaries, which are comprised of  the consolidated balance sheets as of  December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Bancorp of Durango, Inc. and Subsidiaries at December 31, 2017 and 2016 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Report on Consolidating Information

Our audits were conducted for the purpose of forming an opinion on the 2017 and 2016 consolidated financial statements as a whole.  The accompanying consolidating schedules on pages 40 through 43 are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the consolidated financial statements.  The supplemental consolidating schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the consolidated financial statements.  The supplemental consolidating schedules have been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling the information directly to the underlying accounting records used to prepare the consolidated financial statements and to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.  In our opinion, the supplemental consolidating schedules are fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Fortner, Bayens, Levkulich, & Garrison, P.C.

Denver, Colorado

March 23, 2018

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
	(in thousands)
ASSETS
Cash and due from banks	$18,204	$15,243
Interest-bearing deposits	38,757	73,391
Cash and cash equivalents	56,961	88,634
Securities available for sale	300,820	324,060
Nonmarketable equity securities	825	807
Loans held for sale	2,949	806
Loans	267,708	232,994
Less allowance for loan losses	(4,120)	(4,193)
Total loans	263,588	228,801
Premises and equipment, net	13,538	13,495
Accrued interest receivable	2,728	2,909
Real estate held for sale	1,882	2,047
Intangible assets	2,154	2,208
Other assets	775	752
	$646,220	$664,519
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$106,538	$105,400
Interest-bearing	467,474	486,740
Total deposits	574,012	592,140
Repurchase agreements	631	4,372
Accrued interest payable	121	109
Federal Home Loan Bank borrowings	655	688
Other liabilities	2,236	2,159
Total liabilities	577,655	599,468
Commitments (notes 5 and 13)
Stockholders' equity
Preferred stock - nonvoting cumulative; $100 par value 100,000 shares authorized, none issued and outstanding	—	—
Common stock; no par value, stated value of $16.67 per share; 90,700 shares authorized; 23,066 shares issued and outstanding at December 31, 2017 and 2016	384	384
Additional paid-in capital	14,068	14,068
Retained earnings	53,999	49,506
Note receivable for issuance of common stock	(471)	(475)
Accumulated other comprehensive income	585	1,568
Total stockholders' equity	68,565	65,051
	$646,220	$664,519

The accompanying notes are an integral part of these consolidated statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2017	2016
	(in thousands)
Interest income:
Loans, including fees	$12,704	$11,269
Taxable investment securities	2,673	2,359
Tax-exempt investment securities	4,484	4,824
Interest-bearing deposits	532	216
Dividends on nonmarketable equity securities	20	20
Total interest income	20,413	18,688
Interest expense:
Deposits	920	785
Repurchase agreements and federal funds purchased	2	2
Federal Home Loan Bank borrowings	42	44
Total interest expense	964	831
Net interest income	19,449	17,857
Provision (reverse provision) for loan losses	(17)	(443)
Net interest income after provision for loan losses	19,466	18,300
Noninterest income:
Service charges on deposit accounts	1,338	1,332
ATM and debit card	2,019	1,861
Mortgage banking	559	477
Investment services	481	423
Net gain (loss) on sale of investment securities	282	(62)
Other	314	306
	4,993	4,337
Noninterest expense:
Salaries and employee benefits	9,909	9,145
Occupancy and equipment	2,241	2,029
Data processing	1,166	908
ATM and debit card	960	819
Marketing and business development	617	529
Professional and advisory fees	1,247	1,643
Regulatory assessments and deposit insurance	369	457
Foreclosed real estate, net	49	328
Investment services	311	269
Amortization of intangibles	54	58
Other	1,843	1,882
	18,766	18,067
NET INCOME	$5,693	$4,570

The accompanying notes are an integral part of these consolidated statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years ended December 31,
	2017	2016
	(in thousands)
Net income	$5,693	$4,570
Other comprehensive loss
Net unrealized losses on securities available for sale	(701)	(1,474)
Reclassification adjustment for (gains) losses realized in net income	(282)	62
Total other comprehensive loss	(983)	(1,412)
TOTAL COMPREHENSIVE INCOME	$4,710	$3,158

The accompanying notes are an integral part of these consolidated statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2017 and 2016

						Accumulated
			Additional		Note recievable	other
	Common stock		paid-in	Retained	for issuance	comprehensive
	Shares	Amount	capital	earnings	of common stock	income	Total
	(dollars in thousands)
Balance at December 31, 2015	23,066	$384	$14,068	$46,136	$(479)	$2,980	$63,089
Loan payments	—	—	—	—	4	—	4
Net income	—	—	—	4,570	—	—	4,570
Other comprehensive loss	—	—	—	—	—	(1,412)	(1,412)
Cash dividends paid ($52.00 per share)	—	—	—	(1,200)	—	—	(1,200)
Balance at December 31, 2016	23,066	384	14,068	49,506	(475)	1,568	65,051
Loan payments	—	—	—	—	4	—	4
Net income	—	—	—	5,693	—	—	5,693
Other comprehensive loss	—	—	—	—	—	(983)	(983)
Cash dividends paid ($52.00 per share)	—	—	—	(1,200)	—	—	(1,200)
Balance at December 31, 2017	23,066	$384	$14,068	$53,999	$(471)	$585	$68,565

The accompanying notes are an integral part of these consolidated statements.

First Bancorp of Durango, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016
	(in thousands)
Cash flows from operating activities
Net income	$5,693	$4,570
Adjustments to reconcile net income to net cash provided by operating activities
Net (gain) loss on sale of investment securities	(282)	62
Net amortization of investment securities	3,100	3,862
Stock dividend on nonmarketable equity securities	(6)	(6)
Reverse provision for loan losses	(17)	(443)
Depreciation and amortization	1,117	943
Net loss on disposition of fixed assets	5	—
Valuation allowances on real estate held for sale	—	257
Net loss on sales of real estate held for sale	35	—
Amortization of intangible assets	54	58
Net change in
Loans held for sale	(2,143)	(461)
Other assets and liabilities	262	424
Net cash provided by operating activities	7,818	9,266
Cash flows from investing activities
Purchases of securities available for sale	(63,202)	(41,984)
Proceeds from sales of securities available for sale	4,568	8,619
Maturities, calls and prepayments of securities available for sale	78,073	65,210
Purchase of nonmarketable equity securities	(12)	—
Redemption of nonmarketable equity securities	—	12
Loan originations and principal collections, net	(34,770)	(30,338)
Purchases of premises and equipment	(1,180)	(1,831)
Proceeds from sale of real estate held for sale	130	1,031
Net cash provided by (used by) investing activities	(16,393)	719
Cash flows from financing activities
Net change in deposits	(18,128)	17,056
Net change in repurchase agreements	(3,741)	734
Payments on Federal Home Loan Bank borrowings	(33)	(33)
Payments on note receivable for issuance of common stock	4	4
Dividends paid	(1,200)	(1,200)
Net cash provided by (used by) financing activities	(23,098)	16,561
Net change in cash and cash equivalents	(31,673)	26,546
Cash and cash equivalents at beginning of year	88,634	62,088
Cash and cash equivalents at end of year	$56,961	$88,634
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest expense	$952	$843

The accompanying notes are an integral part of these consolidated statements.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Bancorp of Durango, Inc. and Subsidiaries conform to accounting principles generally accepted in the United States of America and to general practice within the banking industry.  The following is a summary of the significant accounting and reporting policies:

Organization and Principles of Consolidation

First Bancorp of Durango, Inc. (“FBD”) is a multi-bank holding company that owns 100% of the common stock of The First National Bank of Durango (“FNB") and 100% of the common stock of Bank of New Mexico (“BNM”).  The entities are collectively referred to as "the Company.”  The accompanying consolidated financial statements include the consolidated totals of the accounts of FBD and its subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.  Certain items in the prior year financial statements were reclassified to conform to the current year presentation.

Nature of Operations

The Company provides a full range of banking and mortgage services to individual and business customers, principally in La Plata County, Colorado, and in Cibola, McKinley and Bernalillo Counties, New Mexico.  In 2017, the Company also opened a loan production office in Littleton, Colorado, and closed a branch facility in Milan, New Mexico.  Loan and deposit relationships at the closed branch were transferred to the nearby branch in Grants, New Mexico.  The Company is subject to competition from other financial institutions, and from non-financial institutions that provide financial products and services, for loans and deposit accounts. The Company is also subject to regulation by certain governmental agencies and undergoes periodic examinations by those regulatory agencies.

Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period.  Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate held for sale and the fair value of investment securities.  In connection with the determination of the allowance for loan losses and the valuation of real estate held for sale, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers’ operations and the liquidation of loan collateral.  In connection with the determination of the fair value of investment securities, management obtains valuations from third-party investment accounting service providers except for certain securities internally valued using level 3 inputs (see note 16 on fair value measurement).

Management believes that the allowance for loan losses is adequate.  While management uses available information to recognize losses on loans, changes in economic conditions may necessitate revisions in future years.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses.  Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Significant Group Concentrations of Credit Risk

A majority of the Company's loans are related to real estate.  Borrowers' abilities to honor their loans are dependent upon the continued economic viability of the areas in which the Company lends. Note 4 discusses the types of lending in which the Company engages.  Note 2 discusses the types of securities in which the Company invests.

Cash and Cash Equivalents

Cash and cash equivalents include cash, transaction accounts at other financial institutions, interest-bearing balances at the Federal Reserve Bank (including reserve requirements and excess reserves), interest-bearing balances at the Federal Home Loan Bank of Topeka and interest-bearing balances at the Federal Home Loan Bank of Dallas. For the Statement of Cash Flows, net cash flows are reported for customer loan and deposit transactions.

Balances in transaction accounts at other financial institutions and the Federal Home Loan Banks may exceed amounts covered by federal deposit insurance.  Management regularly evaluates the credit risk associated with other financial institutions and believes that the Company is not exposed to any significant credit risks on cash and cash equivalents.

Investment Securities

Debt securities are classified as “available for sale.”  Available for sale securities are stated at estimated fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

The amortized cost of debt securities classified as available for sale is adjusted for amortization of purchase premiums and accretion of purchase discounts.  Premiums and discounts are recognized in interest income using the interest method over the terms of the securities or to the call date, if earlier.  Gains and losses on the sale of securities are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as an impairment charge to earnings.

For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which is recognized as an impairment charge to earnings, and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  For equity securities, the entire amount of impairment is recognized through earnings.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Nonmarketable Equity Securities

The Company, as a member of the Federal Reserve and Federal Home Loan Bank systems, is required to maintain investments in the capital stock of the Federal Reserve, the Federal Home Loan Bank of Topeka and the Federal Home Loan Bank of Dallas.  Also, the Company maintains an investment in the capital stock of Bankers’ Bank of the West Bancorp, Inc.  No ready market exists for these stocks, and they have no quoted market value.  For reporting purposes, such stock is considered restricted and is carried at cost under the caption “nonmarketable equity securities.”

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value.  Net unrealized losses, if any, are recognized through a valuation allowance charged to earnings.  Income from sales of loans is recognized at the time of sale, and consists of origination fees, service release premiums and documentation fees.  All loans are sold with recourse limited to certain events of default occurring within 120 days of the loans’ origination dates.  The Company does not retain servicing rights on loans sold.

Loans

Loans that the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, deferred fees or costs on originated loans and purchase premiums or discounts on purchased loans.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized into interest income over the life of related loans using the interest method.

Past due loans are any loans for which payments of interest, principal or both have not been received within the timeframes designated by the loan agreements.  Loans with payments in arrears but for which borrowers have resumed making scheduled payments are considered past due until arrearages are brought current. Loans that experience insignificant payment delays or payment shortfalls generally are not considered past due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The accrual of interest on any loan is discontinued at the time a loan is 90 days past due unless the loan is well secured and in process of collection.  Additionally, loans are placed on nonaccrual at an earlier date if collection of principal or interest is considered doubtful.  When placing a loan on nonaccrual status, interest accrued to date is generally reversed and is charged against the current year's interest income.  Payments received on a loan on nonaccrual status are applied against the balance of the loan. A loan is returned to accrual status when principal and interest are no longer past due and collectibility is no longer doubtful.

Troubled debt restructurings are loans for which concessions in terms have been made as a result of the borrower experiencing financial difficulty.  Generally, concessions granted to customers include lower interest rates and modification of the payment stream to lower or defer payments.  Interest on troubled debt restructurings is accrued under the new terms if the loans are performing and full collection of principal and interest is expected.  However, interest accruals are discontinued on troubled debt restructurings that meet the Company’s nonaccrual criteria.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Generally, loans are charged off in whole or in part after they become significantly past due unless the loan is in the process of restructuring.  Charge-offs are determined on a loan-by-loan basis and are based upon management’s monthly review of the carrying amount of loans and the amount estimated to be collectible as determined by analyses of expected future cash flows and the liquidation of loan collateral.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, and is established through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  The allowance consists of specific and general components as follows:

1)

The specific component relates to loans that are considered impaired, and is comprised of valuation allowances calculated on a loan-by-loan basis for impaired loans in excess of a nominal percentage of each Banks’ capital, and calculated on a pool basis for impaired loans below the percentage-of-capital thresholds. Impaired loans are all specifically identified loans for which it is probable that the Company will not collect all amounts due according to the contractual terms of the loan agreement.  Factors considered by management in determining whether a loan is impaired include payment status, collateral value, the borrower’s financial condition and overall loan quality as determined by an internal loan grading system.

Included in impaired loans are all nonaccrual loans and all troubled debt restructurings.  Loans that experience insignificant payment delays or payment shortfalls generally are not considered impaired.  For individually evaluated impaired loans for which repayment is expected solely from the collateral, impairment is measured based on the fair value of the collateral.  For other individually evaluated impaired loans, impairment may be measured based on the fair value of the collateral or on the present value of expected future cash flows discounted at the loan’s original effective interest rate.  For impaired loans evaluated on a pool basis, impairment is measured based on statistics reflective of the increased risk of the loan pool.   When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

2)

The general component relates to non-impaired loans, and is based on historical loss experience adjusted for the effects of qualitative factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio’s historical loss experience.  Qualitative factors include the following: economic conditions; industry conditions; changes in lending policies and procedures; trends in the volume and terms of loans; the experience, ability and depth of lending staff; levels and trends in delinquencies and impaired loans; levels and trends in charge-off and recovery activity; levels and trends of loan quality as determined by an internal loan grading system; portfolio concentrations.

Although the allowance contains a specific component, the entire allowance is available for any loan that, in management’s judgment, should be charged off.

On a quarterly basis, management estimates the allowance balance required using the criteria identified above in relation to the relevant risks for each of the Company’s major loan segments.  The most significant overall risk factors for both the Company’s commercial and consumer portfolios is the strength of the real estate market in the Company’s lending areas.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

The quality of the Company's loan portfolio is assessed as a function of the levels of past due loans and impaired loans, and internal credit quality ratings which are updated quarterly by management. The ratings on the Company’s internal credit scale are broadly grouped into the categories “non-classified” and “classified.”  Non-classified loans are those loans with minimal identified credit risk, as well as loans with potential credit weaknesses which deserve management’s attention but for which full collection of contractual principal and interest is not significantly at risk.  Classified loans are those loans that have well-defined weakness that put full collection of contractual principal or interest at risk, and classified loans for which it is probable that the Company will not collect all contractual principal or interest are also considered impaired. The credit quality ratings are an important part of the Company's overall credit risk management process and are considered in the determination of the allowance for loan losses.

Determination of the allowance is inherently subjective as it requires estimates that are susceptible to significant revision as new information becomes available. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance.  Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.

Premises and Equipment

Land is carried at cost.  Buildings, building improvements, leasehold improvements, furniture and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets or the lease term, if shorter.  Maintenance and repairs, which do not extend the useful lives of premises and equipment, are charged to expense as incurred.

Real Estate Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value when acquired (less an estimate of cost to sell), establishing a new cost basis.    Bank premises transferred to real estate held for sale are also initially recorded at fair value.  If fair value declines subsequent to acquisition or transfer, a valuation allowance is recorded through earnings.  Operating expenses relative to real estate held for sale are expensed as incurred, while certain improvements may be capitalized if the expenditures are likely to be recaptured upon disposition of the real estate.   Gain or loss on sale, if any, is recognized at the time of sale.

Intangible Assets

Core Deposit Intangibles

Core deposit intangibles result from business acquisitions and represent the excess of the fair value of deposits acquired over their book value.  Core deposit intangibles are amortized over their estimated economic lives which range from periods of seven to twelve years.  In addition, core deposit intangibles are assessed at least annually for impairment, and any impairment losses are recognized in earnings in the period identified.

Goodwill

Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment, and any impairment losses are recognized in earnings in the period identified.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Income Taxes

The Company is taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under those provisions, subject to certain exceptions, the Company neither pays corporate income taxes on its taxable income nor is allowed to carry back losses to claim refunds for previously paid income taxes.  Instead, the stockholders of the Company include their respective shares of consolidated taxable income or loss in their individual income tax returns. Accordingly, no income taxes are reflected in the consolidated financial statements.

The Company is no longer subject to examination by federal tax authorities for years before 2014.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income for the Company consists of entirely of changes in the unrealized gains and losses on securities available for sale, with no related tax effects.

Note Receivable for Issuance of Common Stock

The Company has extended a loan to an executive officer to facilitate the officer’s purchase of Company stock.  The loan is secured by the stock purchased, and accordingly the outstanding balance of the loan is offset against the equity issued such that equity balances reflect only amounts for which the Company does not have a collateral interest in its own stock.

Off- Balance Sheet Financial Instruments

In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, standby letters of credit and undisbursed loans in process.  These financial instruments are recorded in the consolidated financial statements when they are funded.

The Company is exposed to credit risk on its off-balance sheet financial instruments.  In conjunction with the determination of the allowance for loan losses, and using the same criteria, the Company estimates an allowance for probable incurred credit losses on off- balance sheet credit exposures.  Provisions for the allowance are recorded as a component of other noninterest expense, and the allowance is carried as a component of other liabilities.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished and, for loan participations sold, incoming cash flows on the base loan are allocated to all participants on a pro-rata basis. Control over transferred assets is deemed to be relinquished when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there now are such matters that will have a material effect on the consolidated financial statements.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, excluding transaction costs. When measuring fair value, entities should maximize the use of observable inputs and minimize the use of unobservable inputs. The following describes the three levels of inputs that may be used to measure fair value:

▪	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

▪

Level 2 Inputs— Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

▪	Level 3 Inputs—Unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Significant Applicable Accounting Standards Updates Not Yet Effective

Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.   Under the new standard, the Company will be required to convert from the existing incurred-loss model for determining the allowance for loan losses to an expected-loss model.  An expected-loss model will determine the allowance for loan losses balance based upon credit losses expected to be incurred over the life of the loan portfolio, and will consider not only current credit conditions but also reasonably supportable expectations as to future credit conditions.  The standard will also require securities held to maturity to be evaluated for impairment under an expected-loss model.  The standard is effective for the Company beginning January 1, 2021.  Management is in the processing of determining the impact of the standard on the Company’s consolidated financial statements.

Accounting Standards Update 2016-02, Leases (Topic 326).   Under the new standard, the Company will be required to record a right-of-use asset for leased property and also record a corresponding lease liability.   In general, rather than expense lease payments as they are made as currently done under operating lease guidance, the right-of-use asset will be amortized to expense over the lease term and lease payments will reduce the lease obligation.   The standard is effective for the Company beginning January 1, 2020, and is not expected to have a significant impact on the consolidated financial statements.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

The Financial Accounting Standards Board recently issued Accounting Standards Update 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.  Under the new standard, certain equity investments are required to be carried at fair value, with changes in fair value recognized in net income. This applies to equity investments with readily determinable fair values that are not consolidated or carried on the equity method.  Debt securities classified as available-for-sale will continue to be carried at fair value with changes in fair value recorded through other comprehensive income.  The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the consolidated financial statements.

Accounting Standards Update 2014-09, Revenue from Contracts With Customers (Topic 606).  The new standard prescribes a five-step model to determine the amount and timing of revenue recognition related to the consideration the Company expects to receive from the transfer of goods and services.  The standard does not apply to financial instruments, and accordingly will not impact the Company’s recognition of interest income on its loans and investment securities, and will not impact the Company’s recognition of revenue from sales or transfers of loans and investment securities.  The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the consolidated financial statements.

Subsequent Events

Management evaluates events occurring subsequent to the balance sheet date, through the date the financial statements are eligible to be issued, to determine whether the events require recognition or disclosure in the financial statements.  With respect to the December 31, 2017 financial statements, Management has considered subsequent events through March 23, 2018.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities available for sale, with gross unrealized gains and losses, follows:

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities
U.S. government agency	$4,401	$—	$(33)	$4,368
State and municipal	200,878	1,507	(685)	201,700
Corporate and foreign	89,685	109	(429)	89,365
Pass-through	5,271	132	(16)	5,387
	$300,235	$1,748	$(1,163)	$300,820

	December 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities
U.S. government agency	$4,401	$5	$(43)	$4,363
State and municipal	222,149	2,523	(682)	223,990
Corporate and foreign	88,192	184	(425)	87,951
Pass-through	6,533	149	(54)	6,628
Total debt securities	321,275	2,861	(1,204)	322,932
Equity securities
Exchange traded gold fund	1,217	—	(89)	1,128
	$322,492	$2,861	$(1,293)	$324,060

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Pass-through securities listed above are comprised of a mix of mortgage-backed securities, SBA loan pools and student loan pools.

The amortized cost and fair value of debt securities available for sale at December 31, 2017, by contractual maturity, follows:

	Available-for-Sale
	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$85,766	$85,810
Due after one through five years	179,636	179,637
Due after five years through ten years	28,822	29,260
Due after ten years	6,011	6,113
	$300,235	$300,820

Various investments, including pass-though securities, may have actual maturities that differ from contractual maturities due to paydowns on the assets underlying the bonds or early call provisions.

Information pertaining to securities available for sale, with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	December 31, 2017
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. government agency	$2	$1,399	$31	$2,969
State and municipal	574	94,724	111	16,211
Corporate and foreign	342	49,364	87	9,539
Pass-through	10	1,113	6	751
	$928	$146,600	$235	$29,470

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

	December 31, 2016
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. government agency	$43	$2,956	$—	$—
State and municipal	654	105,592	28	9,309
Corporate and foreign	260	34,328	165	9,868
Pass-through	7	849	47	2,193
Exchange traded gold fund	—	—	89	1,128
	$964	$143,725	$329	$22,498

At December 31, 2017, unrealized losses are largely due to differences in market yields as compared to yields available at the time securities were purchased. Management has performed analyses of investment credit quality and cash flows, and does not believe that any securities are impaired due to reasons of credit quality other than securities for which impairment charges have already been recognized through earnings.  The Company has the ability and intent to hold investment securities for a period of time sufficient for a recovery of cost, and fair value is expected to recover as bonds approach maturity.  Accordingly, as of December 31, 2017, management believes the impairments detailed in the table above are temporary.

Investment securities with carrying values of $70,391,000 and $82,237,000 at December 31, 2017 and 2016, respectively, were pledged as collateral on public deposits and for other purposes.

Gross realized gains and losses on sales of securities available for sale are as follows:

	Year Ended December 31,
	2017	2016
	(in thousands)
Gross realized gains	$309	$7
Gross realized losses	(27)	(69)
	$282	$(62)

Gross realized gains for 2017 include $231,000 related to a sale of securities to a shareholder of the Company.  The sale was initiated for the purpose of removing from the Company’s books non investment-grade municipal securities, and was transacted at estimated fair value.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 3 – NONMARKETABLE EQUITY SECURITIES

Nonmarketable equity securities are comprised of the following:

	December 31,
	2017	2016
	(in thousands)
Federal Reserve Bank - capital stock	$233	$233
Federal Home Loan Bank of Topeka - common stock	502	484
Federal Home Loan Bank of Dallas - common stock	65	65
Bankers' Bank of the West Bancorp, Inc. - common stock	25	25
	$825	$807

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans are as follows:

	December 31,
	2017	2016
	(in thousands)
Real Estate
Construction, land and land development	$27,536	$20,930
Commercial	129,054	105,516
Residential	67,406	58,070
Farmland	5,748	8,680
	229,744	193,196
Commercial	31,191	32,779
Consumer	5,863	2,763
Agricultural production	1,178	1,164
Other	241	3,618
Total loans	268,217	233,520
Less unearned loan fees	(509)	(526)
Net Loans	$267,708	$232,994

Loans with carrying values of $233,436,000 and $200,094,000 at December 31, 2017 and 2016, respectively, were pledged as collateral for Federal Home Loan Bank and other borrowings.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Transactions in the allowance for loan losses are as follows:

	Construction, Land and Land Development	Commercial Real Estate	Residential Real Estate	Commercial	Other	Total
	(in thousands)
Balance, December 31, 2015	$296	$1,650	$1,528	$593	$150	$4,217
Provision for loan losses	(24)	18	(160)	(388)	111	(443)
(Charge-offs)	(13)	—	—	(234)	(111)	(358)
Recoveries	20	1	5	686	65	777
Net (charge-offs) recoveries	7	1	5	452	(46)	419
Balance, December 31, 2016	279	1,669	1,373	657	215	4,193
Provision for loan losses	(98)	280	115	(325)	11	(17)
(Charge-offs)	—	—	(63)	(126)	(103)	(292)
Recoveries	2	—	45	149	40	236
Net (charge-offs) recoveries	2	—	(18)	23	(63)	(56)
Balance, December 31, 2017	$183	$1,949	$1,470	$355	$163	$4,120

Components of the allowance for loan losses, and the related carrying amount of loans for which the allowance is determined, are as follows:

	December 31, 2017
	Construction, Land and Land Development	Commercial Real Estate	Residential Real Estate	Commercial	Other	Total
	(in thousands)
Allocation of Allowance To:
Impaired loans - evaluated individually	$—	$74	$7	$300	$—	$381
Impaired loans - evaluated collectively	8	4	1	—	1	14
Total impaired loans	8	78	8	300	1	395
Unimpaired loans - evaluated collectively	175	1,871	1,462	55	162	3,725
	$183	$1,949	$1,470	$355	$163	$4,120

Recorded Investment In:
Impaired loans - evaluated individually	$143	$2,801	$962	$906	$—	$4,812
Impaired loans - evaluated collectively	77	27	1,785	—	11	1,900
Total impaired loans	220	2,828	2,747	906	11	6,712
Unimpaired loans - evaluated collectively	27,316	126,226	64,659	30,285	13,019	261,505
	$27,536	$129,054	$67,406	$31,191	$13,030	$268,217

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

	December 31, 2016
	Construction, Land and Land Development	Commercial Real Estate	Residential Real Estate	Commercial	Other	Total
	(in thousands)
Allocation of Allowance To:
Impaired loans - evaluated individually	$—	$22	$—	$73	$—	$95
Impaired loans - evaluated collectively	—	3	2	1	2	8
Total impaired loans	—	25	2	74	2	103
Unimpaired loans - evaluated collectively	279	1,644	1,371	583	213	4,090
	$279	$1,669	$1,373	$657	$215	$4,193

Recorded Investment In:
Impaired loans - evaluated individually	$—	$2,799	$1,986	$294	$—	$5,079
Impaired loans - evaluated collectively	10	22	22	5	15	74
Total impaired loans	10	2,821	2,008	299	15	5,153
Unimpaired loans - evaluated collectively	20,920	102,695	56,062	32,480	16,210	228,367
	$20,930	$105,516	$58,070	$32,779	$16,225	$233,520

Information relative to impaired loans is as follows:

	December 31, 2017				Year Ended December 31, 2017
	Recorded Investment In:
	Impaired Loans With No Valuation Allowance	Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Average Recorded Investment In Impaired Loans
	(in thousands)
Construction, Land and Land Development
Residential 1-4 family	$—	$—	$—	$—	$—
Other	143	77	220	8	115
Commercial Real Estate	2,676	152	2,828	78	2,825
Residential Real Estate
Residential 1-4 family	2,631	116	2,747	8	2,378
Multifamily	—	—	—	—	—
Commercial	31	875	906	300	603
Other	—	11	11	1	13
	$5,481	$1,231	$6,712	$395	$5,934

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

	December 31, 2016				Year Ended December 31, 2016
	Recorded Investment In:
	Impaired Loans With No Valuation Allowance	Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Average Recorded Investment In Impaired Loans
	(in thousands)
Construction, Land and Land Development
Residential 1-4 family	$—	$—	$—	$—	$—
Other	10	—	10	—	18
Commercial Real Estate	2,676	145	2,821	25	1,411
Residential Real Estate
Residential 1-4 family	1,986	22	2,008	2	1,266
Multifamily	—	—	—	—	—
Commercial	—	299	299	74	304
Other	—	15	15	2	10
	$4,672	$481	$5,153	$103	$3,009

Interest income recognized on impaired loans is immaterial to the financial statements for 2017 and 2016. There are no commitments to extend credit on impaired loans at December 31, 2017.

The carrying amount of loans by performance status and credit quality indicator are as follows:

	December 31, 2017
	Loans By Past Due and Performance Status					Loans By Credit Quality Indicator
	Accruing Loans						Classified
	Current	30-89 Days Past Due	90 Days or More Past Due	Non-accrual Loans	Total Loans	Non-classified	Unimpaired	Impaired
	(in thousands)
Construction, Land and Land Development
Residential 1-4 family	$4,797	$—	$—	$—	$4,797	$4,797	$—	$—
Other	22,419	100	—	220	22,739	22,519	—	220
Commercial Real Estate	128,902	—	—	152	129,054	125,740	486	2,828
Residential Real Estate
Residential 1-4 family	56,719	224	451	972	58,366	55,588	31	2,747
Multifamily	9,040	—	—	—	9,040	9,040	—	—
Commercial	30,166	119	—	906	31,191	30,166	119	906
Other	12,782	237	—	11	13,030	12,992	27	11
	$264,825	$680	$451	$2,261	$268,217	$260,842	$663	$6,712

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

	December 31, 2016
	Loans By Past Due and Performance Status					Loans By Credit Quality Indicator
	Accruing Loans						Classified
	Current	30-89 Days Past Due	90 Days or More Past Due	Non-accrual Loans	Total Loans	Non-classified	Unimpaired	Impaired
	(in thousands)
Construction, Land and Land Development
Residential 1-4 family	$5,239	$—	$—	$—	$5,239	$5,239	$—	$—
Other	15,691	—	—	—	15,691	15,529	152	10
Commercial Real Estate	104,987	384	—	145	105,516	100,402	2,293	2,821
Residential Real Estate
Residential 1-4 family	49,556	298	—	22	49,876	47,759	109	2,008
Multifamily	7,512	682	—	—	8,194	8,194	—	—
Commercial	32,324	156	—	299	32,779	30,067	2,413	299
Other	16,185	25	—	15	16,225	16,181	29	15
	$231,494	$1,545	$—	$481	$233,520	$223,371	$4,996	$5,153
Information relative to troubled debt restructurings included in impaired loans is as follows:

	December 31, 2017
	Recorded investment	Valuation allowance
	(in thousands)
Commercial Real Estate	$2,676	$—
Residential Real Estate
Residential 1-4 family	1,775	—
Commercial	290	73
Other	5	1
	$4,746	$74

At December 31, 2017, the $290,000 of commercial loan troubled debt restructurings and $5,000 of other loan troubled debt restructurings are on nonaccrual status.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

	December 31, 2016
	Recorded investment	Valuation allowance
	(in thousands)
Construction, Land and Land Development
Other	$10	$—
Commercial Real Estate	2,676	—
Residential Real Estate
Residential 1-4 family	1,986	—
Commercial	299	74
	$4,971	$74

At December 31, 2016, the $299,000 of commercial loan troubled debt restructurings are on nonaccrual status.

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment are as follows:

	December 31,
	2017	2016
	(in thousands)
Land	$2,039	$2,039
Buildings and leasehold improvements	18,552	18,049
Furniture and equipment	7,065	6,602
Construction in progress	148	170
	27,804	26,860
Less accumulated depreciation and amortization	(14,266)	(13,365)
	$13,538	$13,495

The Company leases certain premises under various operating lease agreements.  Future minimum rent commitments under these leases are immaterial to the financial statements.  In 2017 and 2016, rent expense was $181,000 and $133,000 respectively.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 6 – REAL ESTATE HELD FOR SALE

A summary of activity in real estate held for sale is as follows:

	Year Ended December 31,
	2017	2016
	(in thousands)
Balance at beginning of year	$2,047	$2,207
Transfers from premises and equipment	—	1,128
Valuation allowances recorded	—	(257)
Dispositions	(165)	(1,031)
Balance at end of year	$1,882	$2,047

Net expense from real estate held for sale is as follows:

	Year Ended December 31,
	2017	2016
	(in thousands)
Net loss on disposition	$35	$—
Valuation allowances recorded	—	257
Net operating expenses	14	71
Net expense	$49	$328

Changes in the valuation allowance for real estate held for sale are as follows:

	Year Ended December 31,
	2017	2016
	(in thousands)
Balance at beginning of year	$2,920	$2,663
Valuation allowances recorded	—	257
Valuation allowances realized	(173)	—
Balance at end of year	$2,747	$2,920

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 7 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	December 31,
	2017	2016
	(in thousands)
Goodwill	$2,119	$2,119
Core deposit intangible	2,322	2,322
Less accumulated amortization	(2,287)	(2,233)
	35	89
	$2,154	$2,208

Estimated amortization expense of the core deposit intangible is as follows:

Year Ending December 31,	(in thousands)
2018	$28
2019	7
$35

NOTE 8 - DEPOSITS

Interest-bearing deposits are summarized as follows:

	December 31,
	2017	2016
	(in thousands)
Money market and NOW accounts	$280,067	$298,588
Savings accounts	116,100	114,155
Time deposits
$250,000 and greater	56,893	11,986
Less than $250,000	14,414	62,011
Total time deposits	71,307	73,997
	$467,474	$486,740

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Scheduled maturities of time deposits at December 31, 2017 are as follows:

Year Ending December 31,	(in thousands)
2018	$36,847
2019	15,808
2020	5,154
2021	2,650
2022	3,244
Thereafter	7,604
$71,307

NOTE 9 - REPURCHASE AGREEMENTS

Securities sold under agreements to repurchase are classified as secured borrowings and generally mature within one to three days from the transaction date.  Securities sold under agreements to repurchase are recorded at the amount of cash received in connection with the transaction.  At December 31, 2017 and 2016, the Company had investment securities with a carrying value of $4,639,000 and $4,744,000, respectively, pledged as collateral to secure repurchase agreements.  The Company may be required to provide additional collateral based on the fair values of the underlying securities.

NOTE 10 - FEDERAL HOME LOAN BANK BORROWING

At December 31, 2017 and 2016, the Federal Home Loan Bank borrowing consists entirely of a 6.185% fixed rate advance which requires monthly payments of principal and interest.  The contractual principal repayments of the Federal Home Loan Bank borrowing at December 31, 2017 are as follows:

Year Ending December 31,	(in thousands)
2018	$37
2019	40
2020	43
2021	47
2022	51
Thereafter	437
$655

Borrowings from the Federal Home Loan Bank are secured by various loans and investment securities of the Company. At December 31, 2017, the Company was eligible to borrow a maximum of $120,067,000 from the Federal Home Loan Bank.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 11 – FEDERAL FUNDS AND DISCOUNT WINDOW

The Company has unsecured federal funds lines at various correspondent banks with an aggregate available credit limit of $53,604,000 at December 31, 2017.  No amounts are drawn under these lines as of December 31, 2017 or 2016.  Federal funds lines are uncommitted, and funding requests made by the Company are subject to the lending institutions’ approval and funding availability at the time of request.

The Company is eligible to borrow from the Federal Reserve discount window based upon the amount of investment securities and loans pledged as collateral.  At December 31, 2017, the Company is eligible to borrow $21,232,000.

NOTE 12 - EMPLOYEE BENEFIT PLANS

Defined Contribution and Profit Sharing

The Company has a defined contribution and profit sharing plan in which substantially all full-time employees have elected to participate.  Employees may contribute from 1% to 75% of their compensation to the plan, subject to certain limits based on federal tax laws.  The Company may make safe harbor contributions to the plan of 3% of participants’ compensation and these contributions are immediately vested.  Additionally, based on certain performance measures of the Banks, the Company may make profit sharing contributions of up to 12% of participants’ compensation. Company profit sharing contributions vest to participant’s over six years.  Expense attributable to this plan for 2017 and 2016 was $359,000 and $244,000, respectively.

Stock Appreciation Rights

The Company has Stock Appreciation Rights (SAR) plans for key employees.  Under the plans, participants are granted a number of SARs at the discretion of the Company’s Board of Directors. Each SAR entitles the holder to the book value appreciation of the Company’s common stock during the four-year period following the date of grant.  The value of the stock appreciation vests in the fifth year, at which time the holder is entitled to receive the value in cash.  Expense attributable to the plans in 2017 and 2016 was $46,000 and $60,000, respectively.

Note Receivable for Issuance of Common Stock and Restricted Stock

The Company’s Note Receivable for Issuance of Common Stock was issued in 2015 for the purpose of facilitating an executive officer’s purchase of 230 shares of common stock that are subject to various restrictions on transfers, forfeiture provisions, and other call and put provisions.  Though the transfer restrictions and forfeiture provisions lapse at 20% per year through June, 2020, the stock remains subject to collateral provisions of the loan.  The loan requires annual principal payments of at least 10% of the amount borrowed through 2025, along with interest that accrues at 1.53%.  The related Stock Purchase and Restriction Agreement (the “Agreement”) provides for annual bonus opportunities of 10% of the original amount borrowed based on certain performance metrics of the Company, the proceeds of which could be used to fund annual payments on the note payable.  No bonuses have been earned under the plan to date, and the Agreement allows for deferral of each annual loan payment to final maturity in 2025 in the event a bonus is not awarded for the year.  In the event of a sale of the Company, a bonus equal to the outstanding balance of the loan, plus a gross-up for related personal taxes thereon, is awarded.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to credit related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and letters of credit.  Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.  The Company’s exposure to credit loss is represented by the contractual amount of these commitments.  The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

The following financial instruments were outstanding whose contract amounts represent credit risk:

	December 31,
	2017	2016
	(in thousands)
Commitmentsto extend credit	63,040	51,182
Letters of credit	1,005	1,425
	$64,045	52,607

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit-worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, by the Company upon extension of credit is based on management's credit evaluation of the customer.  Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and real estate.  Some unfunded commitments under commercial lines of credit, revolving lines of credit and overdraft protection agreements are uncollateralized.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company establishes an allowance for losses on unfunded credit commitments as losses are estimated to have occurred.  During both 2017 and 2016, the provision for unfunded credit commitments was $-0-. At both December 31, 2017 and 2016, the balance of the allowance for unfunded credit commitments was $120,000.

NOTE 14 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company has transactions with principal shareholders, directors, executive officers and parties affiliated with these persons (collectively “insiders”). At December 31, 2017 and 2016, the Company had loans to insiders aggregating $1,884,000 and $1,413,000, respectively.  In management's opinion, the terms of these loans, including interest rates and collateral, were comparable to terms afforded non-related borrowers.  At December 31, 2017 and 2016, deposits by insiders totaled $12,454,000 and $7,500,000, respectively.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

The Company is affiliated with Citizens Bank of Pagosa Springs, Farmers Savings Bank and Chain Bridge Bank through common ownership.  The Company had loan participations sold to these affiliates of $-0- and $2,425,000 at December 31, 2017 and 2016, respectively.  The Company had loan participations purchased from these affiliates of $6,914,000 and $958,000 at December 31, 2017 and 2016, respectively.

The Company provides item processing and data processing services for Citizens Bank of Pagosa Springs.  Fees received by the Company for these services totaled $65,000 and $64,000 in 2017 and 2016, respectively.

The Company is affiliated with BankNote Capital Corp., Otis Management LLC and TF Management LLC through common ownership.  These affiliates provide various management services to the Company.  The Company paid the affiliates $844,000 and $813,000 during 2017 and 2016, respectively. Included in these payments are reimbursements to BankNote Capital Corp. for expenses incurred on the Company’s behalf.

NOTE 15 - REGULATORY MATTERS

Banks and bank holding companies are subject to various regulatory capital requirements administered by state and federal banking agencies.  Capital adequacy guidelines, and additionally for banks prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices.  Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.

The Basel III Capital Rules became effective for the Banks on January 1, 2015, subject to a phase-in for certain provisions.  Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of common equity tier 1 capital, tier 1 capital and total capital (as defined in the regulations) to risk-weighted assets (as defined), and of tier 1 capital to quarterly average assets (as defined).

The Banks’ regulatory capital is comprised of the following:  1) Common equity tier 1 capital – consisting of common stock and related paid-in-capital and retained earnings, net of certain intangible asset balances; 2) Additional tier 1 capital – there are no components of tier 1 capital beyond common equity tier 1 capital; 3) Tier 2 capital - consisting of a permissible portion of the allowance for loan losses; and 4) total capital - the aggregate of  all tier 1 and tier 2 capital.  In connection with the adoption of the Basel III Capital Rules, the Banks elected to opt-out of the requirement to include most components of accumulated other comprehensive income in common equity tier 1 capital.

When fully phased in on January 1, 2019, the Basel III capital rules will require the Banks to maintain a minimum ratio of common equity tier 1 capital to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% common equity tier 1 capital ratio as the buffer is phased in, effectively resulting in a minimum ratio of common equity tier 1 capital to risk-weighted assets of 7% upon full phase in).  The Banks will also be required to maintain a tier 1 capital to risk-weighted assets ratio of 6.0% (8.5% including the capital conservation buffer), a total capital to risk-weighted assets ratio of 8.0% (10.5% including the capital conservation buffer), and a tier 1 capital to quarterly average assets ratio of 4.0%.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

The aforementioned capital conservation buffer phases in at 0.625% annually over a four-year period beginning January 1, 2016, and is designed to absorb losses during periods of economic stress.  Banking institutions with capital ratios above the base minimums but below the effective minimums (which include the buffer) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

The following table presents actual and required capital ratios as of December 31, 2017 and 2016 for the Banks under the Basel III Capital Rules.  The minimum required capital amounts presented include the minimum required capital levels based on the phase-in provisions of the Basel III Capital Rules and the minimum required capital levels as of January 1, 2019 when the Basel III Capital rules have been fully phased-in, and include the capital conservation buffer.  Capital levels required to be considered well capitalized are based on prompt corrective action regulations, as amended to reflect changes under the Basel III Capital Rules.

	Actual		Minimum required for capital adequacy purposes - Basel III phase-in		Minimum required for capital adequacy purposes - Basel III fully phased-in		Required to be considered well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2017
First National Bank of Durango
Total capital (to risk weighted assets)	$43,308	12.92%	$30,995	9.250%	$35,184	10.50%	$33,509	10.00%
Tier 1 capital (to risk weighted assets)	40,302	12.03%	24,294	7.250%	28,482	8.50%	26,807	8.00%
Common equity Tier 1 capital (to risk weighted assets)	40,302	12.03%	19,267	5.750%	23,456	7.00%	21,781	6.50%
Tier 1 capital (to average assets)	40,302	8.39%	19,207	4.000%	19,207	4.00%	24,009	5.00%
Bank of New Mexico
Total capital (to risk weighted assets)	$14,210	13.90%	$8,820	8.625%	$10,738	10.50%	$10,226	10.00%
Tier 1 capital (to risk weighted assets)	12,976	12.69%	6,775	6.625%	8,692	8.50%	8,181	8.00%
Common equity Tier 1 capital (to risk weighted assets)	12,976	12.69%	5,241	5.125%	7,158	7.00%	6,647	6.50%
Tier 1 capital (to average assets)	12,976	8.66%	5,991	4.00%	5,991	4.00%	7,489	5.00%

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

	Actual		Minimum required for capital adequacy purposes - Basel III phase-in		Minimum required for capital adequacy purposes - Basel III fully phased-in		Required to be considered well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2016
First National Bank of Durango
Total capital (to risk weighted assets)	$42,131	13.95%	$26,053	8.625%	$31,717	10.50%	$30,207	10.00%
Tier 1 capital (to risk weighted assets)	38,708	12.81%	20,012	6.625%	25,676	8.50%	24,165	8.00%
Common equity Tier 1 capital (to risk weighted assets)	38,708	12.81%	15,481	5.125%	21,145	7.00%	19,634	6.50%
Tier 1 capital (to average assets)	38,708	8.07%	19,181	4.000%	19,181	4.00%	23,976	5.00%
Bank of New Mexico
Total capital (to risk weighted assets)	$13,463	13.00%	$8,932	8.625%	$10,874	10.50%	$10,356	10.00%
Tier 1 capital (to risk weighted assets)	12,573	12.14%	6,861	6.625%	8,803	8.50%	8,285	8.00%
Common equity Tier 1 capital (to risk weighted assets)	12,573	12.14%	5,308	5.125%	7,249	7.00%	6,732	6.50%
Tier 1 capital (to average assets)	12,573	8.19%	6,143	4.00%	6,143	4.00%	7,679	5.00%

Regulatory authorities can initiate certain mandatory actions if the Banks fail to meet the minimum capital requirements, which could have a direct and material effect on the Company’s financial statements.  Management believes, as of December 31, 2017 and 2016, that the Banks meet all capital adequacy requirements to which they are subject and that the Banks exceed the minimum levels necessary to be considered “well capitalized.”

The principal source of income and funds of FBD are dividends from the Banks.  Dividends declared by the Banks that exceed their retained net income for the most current year plus retained net income for the preceding two years must be approved by their federal regulatory agencies. In addition, dividends paid by the Banks would be prohibited if the effect thereof would cause the Banks' capital to be reduced below the minimum capital requirements.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 16 – FAIR VALUE MEASUREMENTS AND DISCLOSURES

The following is a description of the Company’s valuation methodologies for assets and liabilities recorded at fair value:

Securities Available for Sale – Securities are recorded at fair value on a recurring basis based upon measurements obtained from independent pricing services.  For certain corporate securities and exchange traded funds, fair value measurements are based on quoted market prices (level 1). For U.S. Government agency securities, mortgage-backed securities, collateralized mortgage obligations, certain municipal securities and certain corporate securities, fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, market consensus prepayment speeds, credit information and the bonds’ terms and conditions, among other things (level 2).  For certain municipal securities and corporate securities, including auction rate municipal securities and securities for which OTTI charges have been recorded through earnings, market activity and observable data is highly limited. Fair value of these securities is based upon management’s estimates of the securities’ future cash flows and future market conditions (level 3).

Loans Held For Sale -  The Company does not record loans held for sale at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect declines in value based on commitments in hand from investors or prevailing investor yield requirements (level 2).

Impaired Loans - The Company does not record loans at fair value on a recurring basis. However, from time to time, valuation allowances are recorded on impaired loans to reflect (1) the current appraised or market-quoted value of the underlying collateral, or (2) the discounted value of expected cash flows. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for impaired loans evaluated individually are obtained from independent appraisers or other third-party consultants, or are based on discounted cash flow analyses (level 3).  Fair value estimates for impaired loans evaluated collectively are based on statistics reflective of the loans’ credit risk (level 3).

Real Estate Held For Sale-  The Company does not record real estate held for sale at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these properties to reflect the current appraised value (less an estimate of cost to sell). In some cases, the properties for which appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for real estate held for sale are obtained from independent appraisers or other third party consultants (level 3).

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a recurring basis:

	December 31, 2017
	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
Securities available for sale
U.S. government agency	$—	$4,368	$—	$4,368
State and municipal	—	198,900	2,800	201,700
Corporate and foreign	499	88,699	167	89,365
Pass-through	—	4,904	483	5,387
	$499	$296,871	$3,450	$300,820

	December 31, 2016
	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
Securities available for sale
U.S. government agency	$—	$4,363	$—	$4,363
State and municipal	—	220,136	3,854	223,990
Corporate and foreign	—	87,951	—	87,951
Pass-through	—	6,628	—	6,628
Exchange-traded gold fund	1,128	—	—	1,128
	$1,128	$319,078	$3,854	$324,060

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Activity for investment securities recorded at fair value on a recurring basis using significant unobservable inputs (Level 3) is immaterial to the financial statements for 2017 and 2016.

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a non-recurring basis:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
December 31, 2017
Impaired loans	$—	$—	$836	$836
Real estate held for sale	$—	$—	$1,882	$1,882

December 31, 2016
Impaired loans	$—	$—	$378	$378
Real estate held for sale	$—	$—	$2,047	$2,047

At December 31, 2017, impaired loans with a gross carrying amount of $1,231,000 have a valuation allowance of $395,000.  At December 31, 2016, impaired loans with a gross carrying amount of $481,000 have a valuation allowance of $103,000.  The valuation allowances have been recorded through the provision for loan losses.  Impaired loans of $5,481,000 at December 31, 2017 and $4,672,000 at December 31, 2016 have no valuation allowances.

At December 31, 2017, real estate held for sale with an initial cost basis of $4,629,000 has a $2,747,000 valuation allowance.  At December 31, 2016, real estate held for sale with an initial cost basis of $4,967,000 has a $2,920,000 valuation allowance.  The valuation allowances were recorded through net expense from real estate held for sale.

There are no fair value adjustments to loans held for sale at December 31, 2017 and 2016.

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 17 - STATEMENTS OF CASH FLOWS

Statements of Cash Flows for FBD (parent company only) are as follows:

	Years Ended December 31,
	2017	2016
	(in thousands)
Cash flows from operating activities
Net income	$5,693	$4,570
Adjustments to reconcile net income to net cash from operating activities:
Undistributed earnings of subsidiaries	(1,883)	580
Net change in other assets and liabilities	(43)	60
Net cash provided by operating activities	3,767	5,210
Cash flows from investing activities
Loan originations and principal collections, net	—	(561)
Net cash used by investing activities	—	(561)
Cash flows from financing activities
Payments on note receivable for issuance of common stock	4	4
Cash dividends paid	(1,200)	(1,200)
Net cash used by financing activities	(1,196)	(1,196)
Net change in cash	2,571	3,453
Cash at beginning of year	9,639	6,186
Cash at end of year	$12,210	$9,639
Supplemental disclosure of cash flow information
Cash paid during the year for interest expense	$—	$—

First Bancorp of Durango, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 18 - PRO FORMA FINANCIAL INFORMATION

C Corporation Income Taxes

As discussed in Note 1, the Company is an S Corporation for income tax purposes and, accordingly, the Consolidated Statements of Income for 2017 and 2016 reflect no corporate income tax expense.  Pro forma results of operations, presented on a C Corporation basis, would have been as follows:

	Year Ended December 31,
	2017	2016
	(in thousands)
Income before income taxes	5,693	4,570
Income tax expense	(661)	(72)
Net Income	$5,032	$4,498

Taxable Equivalent Income

A portion of the Company's revenue consists of tax-exempt interest income.  Tax-exempt investment and loan income totaled approximately $4,300,000 and $4,800,000 during 2017 and 2016, respectively. The following pro forma presentation of results of operations on a taxable equivalent basis contains increases to revenue on this tax-exempt income to a level comparable to the level at which income is taxable, at an effective tax rate of approximately 37%.

	Year Ended December 31,
	2017	2016
	(in thousands)
Net interest income after provision for loan losses	$19,466	$18,300
Taxable equivalent adjustment	2,520	2,850
Net interest income on a tax equivalent basis	21,986	21,150
Noninterest income	4,993	4,337
Noninterest expense	(18,766)	(18,067)
Net taxable equivalent income	$8,213	$7,420

NOTE 19 – SUBSEQUENT EVENT

In January, 2018, the Company declared and paid a dividend of $2,007,000.

SUPPLEMENTAL CONSOLIDATING SCHEDULES

First Bancorp of Durango, Inc. and Subsidiaries

SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

	December 31, 2017
	First Bancorp	The First		Consol-
	of Durango,	National Bank	Bank of	idating
	Inc.	of Durango	New Mexico	entries	Consolidated
	(in thousands)
ASSETS
Cash and due from banks	$133	$12,591	$5,613	$(133)	$18,204
Interest-bearing deposits	12,077	17,679	9,013	(12)	38,757
Cash and cash equivalents	12,210	30,270	14,626	(145)	56,961
Securities available for sale	—	238,268	62,552	—	300,820
Nonmarketable equity securities	—	760	65	—	825
Investment in subsidiaries	56,010	—	—	(56,010)	—
Loans held for sale	—	2,949	—	—	2,949
Loans	585	197,371	69,752	—	267,708
Less allowance for loan losses	—	(2,886)	(1,234)	—	(4,120)
Total loans	585	194,485	68,518	—	263,588
Premises and equipment, net	—	9,297	4,241	—	13,538
Accrued interest receivable	—	2,030	698	—	2,728
Real estate held for sale	—	1,882	—	—	1,882
Intangible assets	—	35	2,119	—	2,154
Other assets	6	576	193	—	775
	$68,811	$480,552	$153,012	$(56,155)	$646,220
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$—	$76,216	$30,455	$(133)	$106,538
Interest-bearing	—	360,827	106,659	(12)	467,474
Total deposits	—	437,043	137,114	(145)	574,012
Repurchase agreements	—	631	—	—	631
Accrued interest payable	—	48	73	—	121
Federal Home Loan Bank borrowings	—	655	—	—	655
Other liabilities	246	1,483	507	—	2,236
Total liabilities	246	439,860	137,694	(145)	577,655
Stockholders' equity
Common stock	384	450	1,000	(1,450)	384
Additional paid-in capital	14,068	7,300	10,592	(17,892)	14,068
Retained earnings	53,999	32,580	3,503	(36,083)	53,999
Note receivable for issuance of common stock	(471)	—	—	—	(471)
Accumulated other comprehensive income	585	362	223	(585)	585
Total stockholders' equity	68,565	40,692	15,318	(56,010)	68,565
	$68,811	$480,552	$153,012	$(56,155)	$646,220

First Bancorp of Durango, Inc. and Subsidiaries

SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

	December 31, 2016
	First Bancorp	The First		Consol-
	of Durango,	National Bank	Bank of	idating
	Inc.	of Durango	New Mexico	entries	Consolidated
	(in thousands)
ASSETS
Cash and due from banks	$78	$11,343	$3,900	$(78)	$15,243
Interest-bearing deposits	9,561	52,461	11,379	(10)	73,391
Cash and cash equivalents	9,639	63,804	15,279	(88)	88,634
Securities available for sale	—	252,131	71,929	—	324,060
Nonmarketable equity securities	—	742	65	—	807
Investment in subsidiaries	55,110	—	—	(55,110)	—
Loans held for sale	—	806	—	—	806
Loans	585	169,929	62,480	—	232,994
Less allowance for loan losses	—	(3,303)	(890)	—	(4,193)
Total loans	585	166,626	61,590	—	228,801
Premises and equipment, net	—	9,186	4,309	—	13,495
Accrued interest receivable	—	2,157	752	—	2,909
Real estate held for sale	—	2,047	—	—	2,047
Intangible assets	—	89	2,119	—	2,208
Other assets	7	523	222	—	752
	$65,341	$498,111	$156,265	$(55,198)	$664,519
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$—	$79,103	$26,375	$(78)	$105,400
Interest-bearing	—	372,521	114,229	(10)	486,740
Total deposits	—	451,624	140,604	(88)	592,140
Repurchase agreements	—	4,372	—	—	4,372
Accrued interest payable	—	35	74	—	109
Federal Home Loan Bank borrowings	—	688	—	—	688
Other liabilities	290	1,375	494	—	2,159
Total liabilities	290	458,094	141,172	(88)	599,468
Stockholders' equity
Common stock	384	450	1,000	(1,450)	384
Additional paid-in capital	14,068	7,300	10,592	(17,892)	14,068
Retained earnings	49,506	31,100	3,100	(34,200)	49,506
Note receivable for issuance of common stock	(475)	—	—	—	(475)
Accumulated other comprehensive income	1,568	1,167	401	(1,568)	1,568
Total stockholders' equity	65,051	40,017	15,093	(55,110)	65,051
	$65,341	$498,111	$156,265	$(55,198)	$664,519

First Bancorp of Durango, Inc. and Subsidiaries

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF INCOME

	Year ended December 31, 2017
	First Bancorp	The First		Consol-
	of Durango,	National Bank	Bank of	idating
	Inc.	of Durango	New Mexico	entries	Consolidated
	(in thousands)
Interest income
Loans, including fees	$37	$8,734	$3,933	$—	$12,704
Taxable investment securities	—	2,225	448	—	2,673
Tax-exempt investment securities	—	3,314	1,170	—	4,484
Interest-bearing deposits	82	349	101	—	532
Dividends on nonmarketable equity securities	—	20	—	—	20
Total interest income	119	14,642	5,652	—	20,413
Interest expense
Deposits	—	641	279	—	920
Repurchase agreements and federal funds purchased	—	2	—	—	2
Federal Home Loan Bank borrowings	—	42	—	—	42
Total interest expense	—	685	279	—	964
Net interest income	119	13,957	5,373	—	19,449
Provision (reverse provision) for loan losses	—	(375)	358	—	(17)
Net interest income after provisions for loan losses	119	14,332	5,015	—	19,466
Noninterest income
Service charges on deposit accounts	—	573	765	—	1,338
ATM and debit card	—	1,557	462	—	2,019
Mortgage banking	—	559	—	—	559
Investment services	—	481	—	—	481
Net gain (loss) on sale of investment securities	—	293	(11)	—	282
Dividends from subsidiaries	4,130	—	—	(4,130)	—
Other	—	365	55	(106)	314
	4,130	3,828	1,271	(4,236)	4,993
Noninterest expense
Salaries and employee benefits	46	7,274	2,589	—	9,909
Occupancy and equipment	—	1,568	673	—	2,241
Data processing	—	785	455	(74)	1,166
ATM and debit card	—	682	278	—	960
Marketing and business development	—	504	113	—	617
Professional and advisory fees	357	609	281	—	1,247
Regulatory assessments and deposit insurance	—	299	70	—	369
Foreclosed real estate, net	—	49	—	—	49
Investment services	—	311	—	—	311
Amortization of intangibles	—	54	—	—	54
Other	36	1,385	454	(32)	1,843
	439	13,520	4,913	(106)	18,766
Income before equity in income of subsidiaries	3,810	4,640	1,373	(4,130)	5,693
Equity in undistributed earnings of subsidiaries	1,883	—	—	(1,883)	—
NET INCOME	$5,693	$4,640	$1,373	$(6,013)	$5,693

First Bancorp of Durango, Inc. and Subsidiaries

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF INCOME

	Year ended December 31, 2016
	First Bancorp	The First		Consol-
	of Durango,	National Bank	Bank of	idating
	Inc.	of Durango	New Mexico	entries	Consolidated
	(in thousands)
Interest income
Loans, including fees	$10	$7,766	$3,493	$—	$11,269
Taxable investment securities	—	1,840	519	—	2,359
Tax-exempt investment securities	—	3,528	1,296	—	4,824
Interest-bearing deposits	35	137	44	—	216
Dividends on nonmarketable equity securities	—	20	—	—	20
Total interest income	45	13,291	5,352	—	18,688
Interest expense
Deposits	—	510	275	—	785
Repurchase agreements and federal funds purchased	—	2	—	—	2
Federal Home Loan Bank borrowings	—	44	—	—	44
Total interest expense	—	556	275	—	831
Net interest income	45	12,735	5,077	—	17,857
Provision (reverse provision) for loan losses	—	(578)	135	—	(443)
Net interest income after provisions for loan losses	45	13,313	4,942	—	18,300
Noninterest income
Service charges on deposit accounts	—	569	763	—	1,332
ATM and debit card	—	1,445	416	—	1,861
Mortgage banking	—	477	—	—	477
Investment services	—	423	—	—	423
Net gain (loss) on sale of investment securities	—	(68)	6	—	(62)
Dividends from subsidiaries	5,530	—	—	(5,530)	—
Other	1	313	63	(71)	306
	5,531	3,159	1,248	(5,601)	4,337
Noninterest expense
Salaries and employee benefits	60	6,398	2,687	—	9,145
Occupancy and equipment	—	1,314	715	—	2,029
Data processing	—	614	365	(71)	908
ATM and debit card	—	579	240	—	819
Marketing and business development	—	412	117	—	529
Professional and advisory fees	354	1,051	238	—	1,643
Regulatory assessments and deposit insurance	—	338	119	—	457
Foreclosed real estate, net	—	328	—	—	328
Investment services	—	269	—	—	269
Amortization of intangibles	—	58	—	—	58
Other	12	1,449	421	—	1,882
	426	12,810	4,902	(71)	18,067
Income before equity in income of subsidiaries	5,150	3,662	1,288	(5,530)	4,570
Equity in undistributed earnings of subsidiaries	(580)	—	—	580	—
NET INCOME	$4,570	$3,662	$1,288	$(4,950)	$4,570